                                                                   Exhibit 4.4-D
                                TRUST AGREEMENT
                                ---------------

          This TRUST AGREEMENT, dated as of January 10, 1997, between Houston Lighting & Power Company, a Texas corporation, as "Depositor" and The Bank of New York (Delaware), a Delaware banking corporation, as "Trustee." The Depositor and the Trustee hereby agree as follows:

          1. The Delaware business trust created hereby shall be known as HL&P Capital Trust IV, in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2.  The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)3801 et seq. (the "Business Trust Act"), and
                      ------          -- ---
that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as Exhibit 4.5-A or 4.5-B to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. If such amended and restated Trust Agreement has not been executed and delivered by the date which is 90 days after the date hereof, the Trust shall automatically terminate on such date.

          4.  The Depositor, as the sponsor of the Trust, is hereby authorized
(i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including any prospectus, any prospectus supplement(s) and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Preferred Securities of the Trust and certain other securities and (b) if the Depositor shall deem it desirable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) if the Depositor shall deem it desirable, to file with one or more national securities exchange (each, an

"Exchange") or the National Association of Securities Dealers, Inc. ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ");
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under state securities or "Blue Sky" laws; (iv) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses
(i), (ii) or (iii) above is required by the rules and regulations of the Commission, any Exchange, NASDAQ, the NASD or state securities or Blue Sky laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any Trustee appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

          5. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Depositor.

          7.   The Depositor agrees:

          (a) to pay to each Trustee from time to time such reasonable compensation for all services rendered by such Trustee hereunder as may be agreed by the Depositor and such Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse each Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of such Trustee's agents and counsel), except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct; and

          (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate (as defined below) of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or misconduct with respect to such acts or omissions.

          The term "Affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, in effect on the date hereof.

          The provisions of this Section 7 shall survive the termination of the Trust or the earlier termination or removal of any Trustee.

          8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                 HOUSTON LIGHTING & POWER COMPANY,
                                 as Depositor


                                 By: /s/ Linda Geiger
                                    --------------------------------
                                    Name:  Linda Geiger
                                    Title: Designated Agent


                                 THE BANK OF NEW YORK (DELAWARE),
                                 as Trustee


                                 By: /s/ Joseph G. Ernst
                                    ----------------------------------
                                    Name:  Joseph G. Ernst
                                    Title: Assistant Vice President